WRITTEN CONSENT OF THE MAJORITY SHAREHOLDERS
OF
BIGFOOT PROJECT INVESTMENTS, INC.

Dated as of November 13, 2019

In conformity with the applicable laws of the State of Nevada and in accordance with NRS 78.215.1, the undersigned, being the shareholders (the "Shareholders") who hold in the aggregate at least a majority of the issued and outstanding voting shares of Bigfoot Project Investments, Inc., a Nevada corporation (the "Corporation"), hereby execute this written consent in lieu of a shareholders meeting with the same force and effect as if such actions had been duly taken at a meeting of the shareholders of the Corporation duly called and convened for such purpose on the date first set forth above.

WHEREAS, the Shareholders, wish to reduce the amount of common stock in the marketplace through a 50,000:1 reverse stock split in the future at the appropriate time to create better distribution of the stock in the market and to increase shareholder value; and

WHEREAS, the Shareholders wish to accept the immediate resignation of the current Directors of the Corporation, and elect new members of the Board of Directors, and to amend the Articles of Incorporation to expand the Board of Directors to five members, with one of the five being an independent member; and

WHEREAS, the Shareholders wish to engage a new executive team; and

WHEREAS, the Shareholders wish to reaffirm and maintain "Searching for Bigfoot" as a subsidiary of the Corporation; and

WHEREAS, the Shareholders wish to change the name of the Corporation and to change its stock ticker symbol to more accurately reflect the business of the Corporation in the future; and

WHEREAS, the Shareholders wish to approve of the change in the capital structure of the Corporation; and

WHEREAS, the Shareholders wish to approve the change in financial condition of the Corporation; and

WHEREAS, the Shareholders wish to approve the change in certain professional services for the Corporation.

NOW THEREFORE, BE IT

RESOLVED, that the Shareholders approve of the 50,000:1 reverse stock split and authorize the secretary of the Corporation to filed with the appropriate regulatory agencies; and be it

FURTHER RESOLVED, that the shareholders elect to the Board of Directors: Joseph R. Cellura/Chairman; Michael F. Ghiselli/Vice-Chairman; Joseph J. Frontiere/Director; Alexandra Aizenshtadt/Director; and Chet Idziszek as the Independent Director; and be it

FURTHER RESOLVED, that the shareholders approve of the following executive appointments: Joseph R. Cellura/Chief Executive Officer; Joseph J. Frontiere/Chief Investment Officer and Interim President; Michael F. Ghiselli/Chief Operating Officer; Sara Reynolds/Chief Financial Officer; and Alexandra Aizenshtadt/Director of International Strategy; and be it

FURTHER RESOLVED, the shareholders approve to reaffirm and maintain "Searching For Bigfoot" as a subsidiary, with C. Thomas Biscardi as its founder, with its own Board of Directors, with Mr. Biscardi owning 82% of the subsidiary and the Corporation owning the remaining 18%; and be it

FURTHER RESOLVED, that the shareholders approve the changes in the Corporation's name and stock ticker symbol, and give the Board of Directors the discretion to select proper time to initiate the change; and be it

FURTHER RESOLVED, the Shareholders approve the change in corporate structure, specifically the sale of 100% of Mr. Biscardi's Series "A" super majority stock to Mr. Cellura, and of 100% of Mr. Biscardi's shares of Common stock representing more than 51% of that class of stock, in exchange for USD $25,000.00 and a 2% equity stake in the common stock of the Corporation; and be it

FURTHER RESOLVED, the shareholders approve of the change in the financial condition of the Corporation, whereby the shareholders authorize the Board of Directors and its executives to begin a capital campaign to raise USD $25,000,000 through the sale of its capital stock, the creation of new classes of stock if required and through any other vehicles deemed in the best interest of the Corporation and its shareholders; and be it

FURTHER RESOLVED, that the shareholders approve of the appointment of a new corporate counsel; a new auditor; a the new stock transfer agent; and a new bank and financial institution; and be it

FURTHER RESOLVED, that the secretary of the Corporation is authorized and directed to file any and all required documentation with the appropriate state and federal agencies consistent with the foregoing actions, and be it

FURTHER RESOLVED, that any action taken by any director, officer, employee or agent of the Corporation on or prior to the date hereof in furtherance of any of the foregoing matters be, and each such action hereby is, approved, ratified and confirmed in all respects as the action and deed of the Corporation; and be it

FURTHER RESOLVED, that this written consent of the Shareholders shall be filed with the minutes of meetings of the shareholders of the Corporation and shall be treated

for all purposes as an action taken at a meeting.

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IN WITNESS HEREOF, the undersigned has executed this written consent as of the date first above written.

BIGFOOT PROJECT INVESTMENTS, INC

By: ____________________
Carmine T. Biscardi
Percentage of Shares held: 60%

By: ____________________
Sara Reynolds
Percentage of Shares held: 2.2%

EXHIBIT A

BY-LAWS

See attached.